                                   EXHIBIT 21


                   SUBSIDIARIES OF NATIONAL AUTO CREDIT, INC.


                                                 State of                              Percent by
      Corporate Name                           Organization                    National Auto Credit, Inc.
     -----------------                      ------------------               -------------------------------
 ARAC, Inc. (1)                                  Delaware                                 100%

 NAC Capital, Inc.                               Delaware                                 100%

 NAC, Inc. (2)                                   Delaware                                 100%

 National Cinemas, Inc.                          Delaware                                 100%

 ZoomLot Corporation                             Delaware                                 100%



      All of the subsidiaries listed above are included in the consolidated financial statements of the Company. The Company also has various subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary.

(1) Formerly operated under the name of Agency Rent-A-Car and its divisions, Altra Auto Rental, Automate Auto Rental and National Motors.

(2)   NAC, Inc. is a wholly-owned subsidiary of ARAC, Inc.